     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 25, 2000.



                                                      REGISTRATION NO. 333-41872

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                               Amendment No. 1 To

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                    ASSOCIATES CORPORATION OF NORTH AMERICA
               (Exact name of registrant as specified in charter)

                     DELAWARE                                           74-1494554
          (State or other jurisdiction of                  (I.R.S. Employer Identification No.)
          incorporation or organization)
                                                               CHESTER D. LONGENECKER, ESQ.
                                                                 EXECUTIVE VICE PRESIDENT
            250 EAST CARPENTER FREEWAY                              AND GENERAL COUNSEL
               IRVING, TX 75062-2729                            250 EAST CARPENTER FREEWAY
                   972-652-4000                                    IRVING, TX 75062-2729
    (Address, including zip code, and telephone                        972-652-4000
   number, including area code, of registrant's      (Name, address, including zip code, and telephone
           principal executive offices)             number, including area code, of agent for service)

                             ---------------------

                                   Copies to:

               DAVID P. BICKS, ESQ.                              FREDERIC C. LISKOW, ESQ.
              JOSEPH D. FERRARO, ESQ.                           250 EAST CARPENTER FREEWAY
      LEBOEUF, LAMB, GREENE & MACRAE, L.L.P.                       IRVING, TX 75062-2729
               125 WEST 55TH STREET
              NEW YORK, NY 10019-5389


                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this registration statement as determined by market conditions.
                             ---------------------

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------

                        CALCULATION OF REGISTRATION FEE


----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
                                                                  PROPOSED
                                                                  MAXIMUM             PROPOSED           AMOUNT OF
       TITLE OF EACH CLASS OF              AMOUNT TO BE        OFFERING PRICE    MAXIMUM AGGREGATE      REGISTRATION
     SECURITIES TO BE REGISTERED            REGISTERED            PER UNIT         OFFERING PRICE          FEE(1)
----------------------------------------------------------------------------------------------------------------------
Debt Securities and Warrants to
  purchase Debt Securities...........   $15,000,000,000(2)          100%         $15,000,000,000(3)      $3,960,000
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------



(1) Previously paid. Does not include the Debt Securities and Warrants to purchase Debt Securities, and the filing fee associated therewith that was also previously paid, being carried forward pursuant to Rule 429 under the Securities Act of 1933, as described in the last paragraph on this cover page.



(2) Or, if any Debt Securities are issued at original issue discount, such greater amount as may result in the initial offering prices for Debt Securities and Warrants aggregating $15,000,000,000.


(3) Estimated solely for the purpose of computing the registration fee. Any offering of Debt Securities or Warrants denominated in any foreign currency or foreign currency units will be treated as the equivalent in U.S. dollars based on the exchange rate applicable to the purchase of such Debt Securities or Warrants from the registrant.

                             ---------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

    PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS CONTAINED IN THIS REGISTRATION STATEMENT CONSTITUTES A COMBINED PROSPECTUS RELATING ALSO TO $1,600,000,000 UNSOLD PRINCIPAL AMOUNT OF DEBT SECURITIES AND WARRANTS TO PURCHASE DEBT SECURITIES REGISTERED PURSUANT TO REGISTRATION STATEMENT NO. 333-81579.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

        The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                   SUBJECT TO COMPLETION, DATED JULY 25, 2000


PROSPECTUS

                               [ASSOCIATES LOGO]


                                $16,600,000,000


                                Debt Securities
                      Warrants to Purchase Debt Securities

                             ---------------------


     We may sell from time to time our debt securities and warrants to purchase our debt securities having a total initial offering price of up to U.S.$16,600,000,000, or the equivalent amount if any of these securities are denominated in a foreign currency or foreign currency unit. The debt securities may be either senior or subordinated in priority of payment and may be issued in one or more series. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.


     We may offer these securities directly or through underwriters, dealers or agents. The accompanying prospectus supplement describes the specific terms of our plan of distribution. The discussion under the heading "Plan of Distribution" below provides more information on this topic.

                             ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

                THE DATE OF THIS PROSPECTUS IS           , 2000

                               TABLE OF CONTENTS

About This Prospectus.......................................     2
Where You Can Find More Information.........................     2
Incorporation of Information We File with the SEC...........     3
Associates Corporation of North America.....................     3
Ratio of Earnings to Fixed Charges..........................     4
Application of Proceeds.....................................     5
Description of Debt Securities..............................     5
Description of Warrants.....................................    11
Plan of Distribution........................................    12
Legal Opinions..............................................    15
Experts.....................................................    15

                             ABOUT THIS PROSPECTUS


     This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission ("SEC") utilizing a "shelf" registration process. Under this process, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings with a total initial offering price of up to U.S.$16,600,000,000, or the equivalent amount if any of these securities are denominated in a foreign currency or foreign currency unit. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information" and "Incorporation of Information We File with the SEC."


                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports and other information with the SEC. You may read and copy any document that we file with the SEC at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. You may call the SEC at 1-800-SEC-0330 to obtain further information on the operation of the public reference rooms. Our SEC filings are also available to the public over the Internet at the SEC's Internet web site at http://www.sec.gov. Because we list some of our debt securities on the New York Stock Exchange, you may also read our SEC filings at the offices of the New York Stock Exchange located at 20 Broad Street, New York, New York 10005.

               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

     The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information that we file later with the SEC will automatically update and supercede information contained in this prospectus and the accompanying prospectus supplement. We incorporate by reference the documents listed below:

     - Our Annual Report on Form 10-K for the year ended December 31, 1999;

     - Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;
       and


     - Our Current Reports on Form 8-K filed on January 7, February 4, February 22, March 14, March 15, April 3, April 14, May 3, May 5, June 23(2) and July 21, 2000.


     We also incorporate by reference any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we sell and distribute all of the securities covered by this prospectus.

     You may request a copy of any of these filings, at no cost, by writing or telephoning us at:

         Associates Corporation of North America
         P.O. Box 660237
         Dallas, TX 75266-0237
         Attention: Secretary
         Telephone: (972) 652-4000

     You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with additional or different information. If anyone else has provided you with additional or different information, you should not rely on it. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents regardless of the time of delivery of this prospectus and the accompanying prospectus supplement or any sale of the securities. We may provide additional updating information in the future by means of supplements to this prospectus, the accompanying prospectus supplement or the documents incorporated by reference. We are not offering to sell or soliciting an offer to buy the securities described in this prospectus in any state where the offer or sale is not permitted.

                    ASSOCIATES CORPORATION OF NORTH AMERICA

     Associates is a leading diversified finance organization providing finance, leasing and related services to individual consumers and businesses in the United States and Puerto Rico. We offer a variety of consumer financing products and services, including home equity and personal loans, retail sales finance and private label credit cards, and purchase participations in private label credit card receivables originated by an affiliate. We also offer retail and wholesale financing, and leasing for heavy-duty and medium-duty trucks and truck trailers, construction, material handling and other industrial and communications equipment, auto fleet leasing and other products and services to commercial customers. As part of our consumer and commercial finance activities, we make available to our customers credit-related and other insurance products.

     Associates is a wholly-owned subsidiary and the principal U.S.-based operating unit of Associates First Capital Corporation ("First Capital"). Prior to April 7, 1998, First Capital was a majority indirect-owned subsidiary of Ford Motor Company ("Ford"). On April 7, 1998, Ford completed a spin-off of its interest in First Capital in the form of a tax-free distribution of its First Capital shares to Ford Common and Ford Class B stockholders. As a result of that transaction, First Capital is no longer a subsidiary of Ford. All the outstanding stock of Associates is owned directly or indirectly by First Capital.

     On December 31, 1999, First Capital contributed its wholly-owned subsidiary, Associates World Capital Corporation ("AWCC"), to Associates. The net assets of AWCC were $268 million on the date of the contribution. Associates restated its consolidated financial statements to reflect the results of this contribution in a manner similar to a pooling-of-interests method of accounting in accordance with generally accepted accounting principles. Upon consummation of the contribution, these restated financial statements became the historical consolidated financial statements of Associates.

     On January 6, 1999, First Capital purchased the assets and assumed the liabilities of Avco Financial Services, Inc. ("Avco"). First Capital subsequently transferred substantially all of the domestic and Puerto Rico consumer finance operations of Avco to Associates, which included approximately $4 billion in finance receivables. On March 31, 1999, Associates sold certain of the domestic consumer branch locations and related receivables acquired from Avco.

     On April 3, 2000, First Capital acquired Arcadia Financial Ltd. ("Arcadia"). First Capital subsequently contributed the net assets of Arcadia of approximately $100 million, which included approximately $470 million in senior and subordinated notes, to Associates.

     Although our finance operations are confined to the United States and Puerto Rico, certain subsidiaries of First Capital, which are also affiliates of Associates, operate outside the United States, including in Japan, Canada, the United Kingdom, Sweden, Hong Kong, Spain, India, France, Ireland, Mexico, Costa Rica and Taiwan. We provide certain management and other services relating to these foreign operations. The results of these foreign operations are not included in the financial or statistical information of Associates included in this prospectus or in documents filed with the SEC and described above under the headings "Where You Can Find More Information" and "Incorporation of Information We File with the SEC."

     At March 31, 2000, Associates had 1,404 branch offices in the United States and Puerto Rico. Our principal executive offices are located at 250 East Carpenter Freeway, Irving, TX 75062-2729, and our mailing address is P.O. Box 660237, Dallas, TX 75266-0237 (tel. 972-652-4000). When we refer to
"Associates," "we," "us" or "our" in this prospectus, we mean Associates Corporation of North America, a Delaware corporation, and all its subsidiaries on a consolidated basis, unless the context otherwise requires.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table shows the historical ratios of earnings to fixed charges of Associates for the periods indicated:

    YEAR ENDED DECEMBER 31,         THREE MONTHS
--------------------------------       ENDED
1995   1996   1997   1998   1999   MARCH 31, 2000
----   ----   ----   ----   ----   --------------
1.56   1.59   1.55   1.53   1.58        1.55

     For purposes of computing these ratios, the term "earnings" represents earnings before provision for income taxes, plus fixed charges. The term "fixed charges" represents interest expense and a portion of rentals representative of an implicit interest factor for such rentals.

                            APPLICATION OF PROCEEDS

     Unless we indicate otherwise in the applicable prospectus supplement that accompanies this prospectus, we will add the net proceeds from the sale of the debt securities and the warrants to purchase debt securities to our general funds to be used for one or more of the following purposes:

     - To fund investments in, or extensions of credit to, subsidiaries of the Associates;

     - To reduce other outstanding indebtedness;

     - To fund acquisitions by Associates and its subsidiaries of other companies or finance receivables; and

     - Such other general corporate purposes as may be specified in the prospectus supplement that accompanies this prospectus.

Until we apply the net proceeds to their stated purpose, we may temporarily invest or apply those proceeds to reduce short-term debt. We expect from time to time to continue to incur short-term and long-term debt and to effect other financings, the amounts of which cannot be determined at this time.

                         DESCRIPTION OF DEBT SECURITIES

     The debt securities we will offer will be either senior or subordinated debt. We will issue the senior debt securities and the subordinated debt securities under one or more separate indentures. The senior debt securities will be issued under an indenture between us and a banking institution organized under the laws of the United States of America or of any State. The subordinated debt securities will be issued under another indenture between us and a banking institution organized under the laws of the United States of America or of any State. Unless otherwise indicated, when we refer to the "trustee" in this prospectus we mean such banking institution, in its capacity as trustee under the indentures. The debt securities and the indentures will be governed by, and construed in accordance with, the laws of the State of New York.

     The following summaries of the material provisions of the indentures are not complete. You should read all of the provisions of the indentures, including the definitions of certain terms. Copies of the forms of the indentures are filed as exhibits to the registration statement that we filed with the SEC to register the debt securities and warrants to purchase debt securities, of which this prospectus is a part. These summaries set forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement will be described in the appropriate prospectus supplement. Unless otherwise indicated, parenthetical section references refer to each of the indentures.

SPECIFIC TERMS OF EACH SERIES

     Each time that we issue a new series of debt securities, the prospectus supplement relating to that series will specify the particular amount, price and other applicable terms of these debt securities. These terms may include:

     - The title of the debt securities and whether they will be senior or subordinated debt;

     - Any limit on the total principal amount of the series of debt securities;

     - The price or prices (expressed as a percentage of the aggregate principal amount) at which the debt securities will be issued;

     - The date or dates on which the principal of and premium, if any, on the debt securities will be payable;

     - The rate or rates, which may be fixed or floating, per annum at which the series of debt securities will bear interest, if any, or the method of determining such rate or rates;

     - The date from which any such interest will accrue on the series of debt securities, the date or dates on which we will pay interest for such debt securities and the record date for determining who is entitled to interest payable on any interest payment date if such record date is to be determined differently than as set forth in the indentures;

     - The place or places where principal of and premium, if any, and interest on the debt securities will be payable;

     - Any terms and conditions of any mandatory or optional redemption or repayment option, including any provisions for any sinking or other analogous fund;

     - The denominations in which the series of debt securities will be issued, if other than denominations of 1,000 and integral multiples of 1,000 of the relevant currency or currency unit;

     - The portion of the principal amount of the debt securities, if other than the entire principal amount, that is payable on the declaration of acceleration of the maturity;

     - The applicable overdue rate, if other than the interest rate stated in the title of the series of debt securities;

     - Any additions to the events of default;

     - The currency or currency units for which the series of debt securities may be purchased and the currency or currency units in which the principal, premium, if any, and interest may be payable;

     - Whether the debt securities are to be issued in the form of one or more global securities, and, if so, the identity of the depositary or depositaries of such global security or securities; and

     - Any other specific terms of the debt securities that are not inconsistent with the indentures. (Section 3.01)

     We may issue debt securities at a discount below their stated principal amount, bearing no interest or interest at a rate that, at the time of issuance, is below market rates. If we issue these kinds of debt securities, we will provide you with additional information regarding the tax consequences and special considerations applicable to such series of debt securities in the related prospectus supplement.

     In addition, we may sell any series of debt securities for foreign currencies or foreign currency units or pay the principal of, premium, if any, or interest on any series of debt securities in foreign currencies or foreign currency units. If we issue these kinds of debt securities, we will provide you with additional information regarding the restrictions, elections, tax consequences, specific terms and other information applicable to such series of debt securities in the related prospectus supplement.

FORM AND DENOMINATIONS

     We may issue debt securities in fully registered form without interest coupons, in a form registered as to principal only with interest coupons, or in bearer form with interest coupons. Unless otherwise specified in the prospectus supplement, the debt securities of any series will be in fully registered form without interest coupons only and will be in denominations of $1,000 and any integral multiple of $1,000. (Sections 3.01, 3.02)

GLOBAL SECURITIES

     We may issue debt securities of a series in whole or in part in the form of one or more global certificates that will be deposited with a depository that we will identify in a prospectus supplement. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities in definitive form, a global security may not be transferred except as a whole by the depository, its nominees or successors to another nominee or successor. (Section 2.04)

     We will describe the specific terms of the depository arrangement for each series of debt securities in the applicable prospectus supplement. We will also describe the rights of, and limitations on, owners of beneficial interests in a global security that represents all or a portion of the debt securities of such series in the applicable prospectus supplement.

RANKING

     The senior debt securities will be part of our superior indebtedness ranking on a parity with all other outstanding senior debt. Our outstanding subordinated indebtedness and capital indebtedness are subordinate, as to payment of principal, premium, if any, and interest, if any, to all of our other liabilities, including senior debt securities.

     The subordinated debt securities will be subordinate and junior in right of payment to all of our superior indebtedness, whether outstanding at the date of the subordinated indenture or incurred after such date.

     The term "superior indebtedness" means:

     - All of our obligations which in accordance with generally accepted accounting principles are classified as liabilities on our balance sheet; and

     - Guaranties of, endorsements and other contingent obligations in respect of, or obligations to purchase or otherwise acquire, indebtedness of others, except other subordinated indebtedness and capital indebtedness (Section 15.01 of the subordinated indenture).

     "Subordinated indebtedness" means all of our indebtedness which is subordinate and junior in right of payment to superior indebtedness, but does not include capital indebtedness. "Capital indebtedness" means indebtedness subordinate and junior to subordinate indebtedness and superior indebtedness (Section 1.01 of the subordinated indenture).

     At March 31, 2000, superior indebtedness totaled approximately $50.9 billion. The indentures do not limit the amount of additional superior indebtedness that we may issue.

     Upon any distribution of our assets in connection with our dissolution, winding up, liquidation or reorganization, the holders of all of our superior indebtedness will be entitled to receive payment in full of principal of and interest, if any, on such superior indebtedness before holders of our subordinated debt securities are entitled to receive payment on such subordinated debt securities. In the event that any subordinated debt security is declared due and payable because of an event of default, the trustee under the subordinated indenture or the holders of the subordinated debt securities shall be paid only after the superior indebtedness outstanding at the time has been first paid in full (Article Fifteen of the subordinated indenture).

CERTAIN COVENANTS

     Neither indenture limits the amount of debt securities that we may issue, and each indenture provides that we may issue debt securities up to a total principal amount that we have authorized from time to time. Neither indenture contains any covenant or other provision that restricts us from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock. Neither indenture requires us to maintain any financial ratios or specified levels of net worth. In addition, neither indenture gives holders of the debt securities any special protection in the event that we become involved in a highly leveraged transaction.

     However, each indenture does contain a covenant that limits us and certain of our finance and insurance subsidiaries from creating or incurring any mortgage, pledge or charge of any kind on any of our or their property, except for the following:

     - Any intercompany mortgage or pledge from subsidiaries to parent companies or other finance and insurance subsidiaries;

     - Purchase money liens or leases;

     - Acquisitions of subsidiaries that have physical property or assets which are subject to liens;

     - Liens created in the ordinary course of business by foreign subsidiaries borrowing money;

     - Liens created in the ordinary course of business by any subsidiary which, prior to becoming a subsidiary, borrowed on a secured basis;

     - Sale and leaseback arrangements upon any real property;

     - Renewals or refundings of any of the foregoing; and

     - Certain other minor exceptions.

     Additionally, each indenture contains a covenant restricting certain transactions by us or our subsidiaries with any person or entity having direct or indirect control of us. (Section 6.02)

EVENTS OF DEFAULT

     As to any series of debt securities, an event of default is defined in each indenture as any of the following events:

     - Our default in the payment of principal of or any premium on the debt securities of such series when due and payable;

     - Our default in the payment of any sinking or analogous obligation, if any, on the debt securities of such series;

     - Our default in the payment of any interest on the debt securities of such series for 30 days;

     - Our default in the performance of any other covenant, condition or agreement contained in the indenture which is not remedied for a period of 60 days after notice is given as specified in the indenture;

     - Certain events of bankruptcy, insolvency or reorganization or the court appointment of a receiver, liquidator or trustee for us or our property;

     - Any default for 30 days in the payment of any installment of interest on any indebtedness (including any other series of debt securities issued under the same indenture) issued, assumed or guaranteed by us or a default in the payment of any principal of any such indebtedness; and

     - Any other event of default provided in the applicable board of directors or authorized committee resolutions or supplemental indenture under which such series of debt securities is issued. (Section 8.01)

A default regarding a single series of debt securities will not necessarily constitute a default regarding any other series of debt securities.

     If an event of default for any series of debt securities occurs and is continuing, either the trustee or the holders of 25% in total principal amount of the outstanding debt securities of that series may declare the principal amount of all the debt securities of that series to be immediately due and payable by notice in writing to us. If the debt securities of that series are original issue discount debt securities, the portion of the principal amount as is specified in that series may be declared immediately due and payable by notice in writing to us. (Section 8.01)

     We are required to file with the trustee within four months of the end of our fiscal year an officers' certificate stating whether any default exists and specifying any such default. (Section 6.02)

     The trustee is required to give notice to holders of debt securities of a default, which remains uncured or has not been waived, that is known to the trustee within 90 days after the occurrence of the default. The trustee may withhold this notice, however, if it determines in good faith that the withholding of notice is in the interest of the holders of the debt securities. However, subject to its duties in case of a default, the trustee may not withhold notice in the case of a default in the payment of principal of and premium or interest on or a sinking fund installment on any of the debt securities. In addition, the trustee is not required to give notice of our failure to perform any covenant until at least 30 days after the failure has become a default. The term "default" for this purpose means any event which is, or after notice or lapse of time or both would become, an event of default. (Section 9.02)

     The holders of a majority in principal amount of outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or other power conferred on the trustee. (Section 8.06) However, the trustee is not obligated to exercise any of its rights or powers under each indenture at the request or direction of any of the holders of debt securities unless those holders have offered to the trustee reasonable security or indemnity. (Section 9.03(c))

MODIFICATION OF INDENTURES

     We and the trustee may, without the consent of the holders of the debt securities, enter into indentures supplemental to each of the indentures for, among other things, one or more of the following purposes:

     - To evidence the succession of another corporation to us, and the assumption by such successor of our obligations under the indenture and the debt securities;

     - To add to our covenants or surrender our rights provided by the indenture, for the benefit of the holders of the debt securities of any or all series;

     - To cure any ambiguity, omission, defect or inconsistency in the indenture or any supplemental indenture;

     - To establish the form or terms of any series of debt securities; and

     - To evidence and provide for the acceptance of any successor trustee with respect to one or more series of debt securities or to facilitate the administration of the trusts by one or more trustees in accordance with such indenture.

     The indentures, the rights of the holders of the debt securities and our rights and obligations provided by the indentures may be modified by us and the trustee with the consent of the holders of 66 2/3% in total principal amount of the debt securities of each series affected by such modification then outstanding. No modification may be made without the consent of the holder of each outstanding debt security affected which would, among other things:

     - Change the terms of payment of principal of, premium, if any, or interest on any series of debt securities;

     - Reduce the percentage of holders in total principal amount of the outstanding debt securities of each series who must consent to such modification; or

     - Subordinate such indebtedness to:

          (i) any other indebtedness, if the securities are superior indebtedness, or

          (ii) any indebtedness other than superior indebtedness, if the securities are subordinated indebtedness, or

          (iii) any indebtedness other than superior or subordinated indebtedness, if the securities are capital indebtedness.

For the purpose of these provisions, a holder of an unexpired warrant shall be deemed a holder of the principal amount of the debt securities which would be issuable upon exercise of such warrant. (Sections 6.03, 12.01)

PAYMENT AND TRANSFER

     We will pay the principal, interest and premium, if any, on registered debt securities in the specified currency at the corporate trust office of the trustee or any other office we maintain for such purpose. Unless otherwise specified in the applicable prospectus supplement, payment of any interest on fully registered debt securities will be made by check mailed to the persons in whose names the debt securities are registered on the record date as set forth in either indenture or the applicable prospectus supplement (Sections 3.08, 3.11). We will pay principal, interest and premium, if any, on debt securities in other forms in such manner and at such places as set forth in the applicable prospectus supplement (Section 3.11).

     We will not charge a fee for any transfer or exchange of fully registered debt securities, but we may require payment of an amount sufficient to cover any tax or governmental charge related to such transfer or exchange. Provisions related to the transfer or exchange of debt securities in other forms will be set forth in the applicable prospectus supplement (Section 3.05).

CONCERNING THE TRUSTEE

     We and our affiliates may from time to time engage in general financing and banking transactions with the trustee or its affiliates.

     In the event we issue debt securities under an indenture with a trustee that is also a trustee for any subordinate or superior class of debt securities under another indenture, a default under either indenture could cause a conflict of interest for the trustee under the Trust Indenture Act of 1939, as amended. If such a default is not cured or waived within 90 days after the trustee has acquired the conflict of interest, the trustee is required under the Trust Indenture Act to either eliminate such conflict of interest or resign as trustee with respect to the debt securities issued under one of the indentures. In the event the trustee resigns, we will promptly appoint a successor trustee with respect to the affected debt securities.

                            DESCRIPTION OF WARRANTS

     We may issue warrants which evidence a right to purchase debt securities in the future at a price fixed in advance. We may issue warrants alone or together with any series of debt securities offered in any prospectus supplement. The warrants, evidenced by warrant certificates, may be attached to or separate from such debt securities. We will issue the warrants pursuant to a warrant agreement to be entered into by us and a warrant agent. The form of the warrant agreement will be filed as an exhibit to the registration statement of which this prospectus is a part.

     We will select the warrant agent at the time we issue the warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

     The following summaries of certain provisions of the form of warrant agreement and the warrant certificate are not complete. You should read all of the provisions of the form of warrant agreement and the warrant certificate.

GENERAL

     If we offer warrants, the prospectus supplement will describe the terms of the warrants, including the following if applicable to the particular offering:

     - The offering price, if any;

     - The title, total principal amount and terms of the debt securities which may be purchased upon exercise of the warrants;

     - If applicable, the title and terms of the debt securities with which the warrants are issued and the number of warrants issued with each such debt security;

     - If applicable, the date on and after which the holder may transfer the warrants and the debt securities separately;

     - The principal amount of debt securities that the holder may purchase upon exercise of one warrant and the price at which the holder may purchase such principal amount of debt securities upon exercise;

     - The date on and after which the holder may exercise the warrants and the date on which such right shall expire;

     - Federal income tax consequences applicable to the warrants and the debt securities which may be purchased upon exercise of the warrants;

     - Whether the warrant certificates will be issued in registered or bearer form; and

     - Any other terms of the warrants.

     Holders of warrants may exchange warrant certificates for new warrant certificates of different denominations. Holders of warrants may present for registration or transfer registered warrant certificates at the corporate trust office of the warrant agent or any co-warrant agent, or at such other office listed in the prospectus supplement. Holders of warrants do not have any of the rights of holders of debt securities except to the extent that the consent of holders of warrants may be required for certain modifications to the indenture and the series of debt securities issuable upon exercise of the warrants. Holders of warrants are not entitled to payments of principal, interest or premium, if any, on such debt securities.

EXERCISE OF THE WARRANTS

     Holders of warrants may exercise the warrants by doing the following:

     - Completing and executing the form of election to purchase on the reverse side of the warrant certificate;

     - Surrendering the warrant certificate at the corporate trust office of the warrant agent or any co-warrant agent; and

     - Submitting payment in full of the exercise price as set forth in the prospectus supplement.

Upon exercise of the warrants, the warrant agent or any co-warrant agent will, as soon as practicable, deliver the debt securities in authorized denominations in accordance with the holder's instructions and at such holder's cost and risk. If a holder of warrants exercises less than all of the warrants evidenced by a warrant certificate, a new warrant certificate will be issued for the remaining amount of warrants.

                              PLAN OF DISTRIBUTION

     When we sell the debt securities and the warrants, we may do so in one or more of the following ways:

     - Through underwriters or dealers;

     - Directly to one or more purchasers; or

     - Through agents.

     When we offer to sell the debt securities and the warrants, a prospectus supplement will accompany the offer and will describe the specific terms of the offer, including:

     - The name or names of any underwriters;

     - The purchase price and the proceeds we will receive from such sale;

     - Any underwriting discounts and other items constituting underwriters' compensation;

     - Any initial price at which the securities are offered to the public;

     - Any discounts or concessions allowed or reallowed or paid to dealers; and

     - Any securities exchange on which we will list the securities.

Only underwriters named in the prospectus supplement will be deemed to be underwriters in connection with the debt securities and the warrants offered by such prospectus supplement.

     If we use one or more underwriters in the sale of the debt securities and the warrants, we shall enter into an underwriting agreement with such underwriters, a form of which is filed as an exhibit to the registration statement of which this prospectus is a part. The underwriters will acquire the debt securities and the warrants for their own account. The underwriters may then resell such debt securities and warrants to the public in one or more transactions, including negotiated transactions, at a fixed price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the debt securities and the warrants will be subject to the fulfillment of certain conditions which are set forth in the underwriting agreement. The underwriters, however, will be obligated to purchase all the debt securities and the warrants of the series offered by the prospectus supplement if any such debt securities and warrants are purchased. Any initial price at which the securities are offered to the public and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If so indicated in the prospectus supplement, one or more firms may purchase our securities in accordance with applicable redemption or repayment provisions and subsequently offer and sell such securities in a remarketing transaction. Such firms may be acting as principals for their own accounts or as agents for us. We will identify any such firm and describe its compensation and the terms of its agreement with us to remarket the securities, if any, in the prospectus supplement. By virtue of their remarketing activities, such firms may be subject to securities laws and regulations applicable to underwriters.

     We may also sell the debt securities and the warrants directly or through agents which we designate from time to time. We will identify any agent involved in the offering and sale of the debt securities and warrants and will list any commissions we paid to the agent in the accompanying prospectus supplement. Unless we indicate otherwise in the prospectus supplement, any such agent will be acting on a best efforts basis to solicit purchases for the period of such agent's appointment.

     We may authorize agents, underwriters or dealers to solicit offers from certain institutional investors to purchase the debt securities and the warrants and provide for payment and delivery on a future date specified in an accompanying prospectus supplement. We will describe any such arrangement in the prospectus supplement. Any such institutional investor may be subject to limitations on the minimum amount of debt securities and warrants that it may purchase or on the portion of the aggregate principal amount of such debt securities and warrants that it may sell under such arrangements. Institutional investors from which such offers may be solicited include:

     - Commercial and savings banks;

     - Insurance companies;

     - Pension funds;

     - Investment companies;

     - Educational and charitable institutions; and

     - Such other institutions as we may approve.

Such institutional investors' obligations under such delayed delivery and payment arrangements will not be subject to any conditions except:

     - The institutional investor's purchase of the particular debt securities and warrants shall not be prohibited at the time of delivery under the laws of any jurisdiction in the United States to which that institution is subject; and

     - If the particular debt securities and warrants are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the debt securities and warrants less the principal amount of such debt securities and warrants covered by such arrangements.

Underwriters will not have any responsibility in respect of the validity of any delayed delivery and payment arrangements or the performance by us or such institutional investors under such arrangements.

     If any underwriter or any selling group member intends to engage in stabilizing, syndicate short covering transactions, penalty bids or any other transaction in connection with the offering of the debt securities and warrants that may stabilize, maintain, or otherwise affect the price of such debt securities and warrants, such intention and a description of such transactions will be described in an accompanying prospectus supplement.

     We may have agreements with the agents and underwriters entitling them to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments that they may be required to make relating to such liabilities. Agents and underwriters may engage in transactions with or perform services for us in the ordinary course of business.

                                 LEGAL OPINIONS

     The legality of the debt securities and the warrants to purchase debt securities will be passed upon for us by Frederic C. Liskow, who is a Senior Vice President and Assistant General Counsel of Associates, or Michael J. Forde, who is a Vice President and Assistant General Counsel of Associates, and for any underwriters by LeBoeuf, Lamb, Greene & MacRae, L.L.P., a limited liability partnership including professional corporations, New York, New York. Mr. Liskow and Mr. Forde each own shares of Class A Common Stock of our parent, First Capital, and have options to purchase additional shares of such Class A Common Stock.

                                    EXPERTS

     The consolidated balance sheets of Associates Corporation of North America as of December 31, 1999 and 1998 and the consolidated statements of earnings, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1999, which are incorporated by reference in this prospectus, have been incorporated in reliance on the report of Ernst & Young LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Filing Fee -- Securities and Exchange Commission............  $3,960,000
Accounting Fees.............................................      72,000
Legal Fees..................................................        None
Printing and Engraving......................................   1,100,000*
Trustee's and Warrant Agent's Charges.......................      90,000*
Rating Agency Fees..........................................   1,800,000
Blue Sky Fees and Expenses..................................      20,000
Miscellaneous...............................................     658,000
                                                              ----------
          Total.............................................  $7,700,000
                                                              ==========

---------------

* Estimated subject to future contingencies.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under the provisions of Article "TWELFTH" of our Restated Certificate of Incorporation, we are obligated to indemnify our present or former directors, officers and agents, and persons who, at our request, serve in any such capacity for other corporations or business entities. This indemnification applies to claims, actions, suits and proceedings, whether civil, criminal, administrative or investigative, brought by reason of the position of such person with Associates or such other corporation or business entity or as a result of action taken or not taken by such person in the course and scope of his or her employment.

     Indemnification may include the reasonable expenses of the person to be indemnified and, in the case of a third party action, judgments, fines and settlement payments. We are authorized to advance expenses against an undertaking by the director, officer, employee or agent to repay those expenses unless such person is ultimately entitled to and is granted indemnification under Article "TWELFTH" of our Restated Certificate of Incorporation. This right of indemnification is not exclusive of any other rights to which directors, officers, employees or agents would otherwise be entitled by contract or otherwise. We do not know of any past, pending or threatened litigation which might result in claims for indemnification under Article "TWELFTH" of our Restated Certificate of Incorporation.

     Under Section 145 of the General Corporation Law of the State of Delaware, we have the power to indemnify the same persons, and under the same circumstances, covered by Article "TWELFTH" of our Restated Certificate of Incorporation against expenses actually and reasonably incurred by them in connection with the defense of any action, suit or proceeding, civil or criminal, in which they are made parties by reason of being or having been an officer, director, employee or agent. This power is supplemental to the provisions of Article "TWELFTH" of our Restated Certificate of Incorporation and, in the opinion of counsel for the Associates, is included within the scope of that article.

     The directors and officers of the Associates are covered by directors' and officers' insurance policies relating to First Capital and its subsidiaries.

ITEM 16. EXHIBITS


      EXHIBIT NO.                         DESCRIPTION OF INSTRUMENT
      -----------                         -------------------------
             *1          -- Form of Underwriting Agreement for dollar denominated
                            debt securities and warrants to purchase debt securities
                            to be distributed in the United States. Any Underwriting
                            Agreement relating to debt securities and warrants to
                            purchase debt securities to be distributed outside the
                            United States or for debt securities and warrants to
                            purchase debt securities denominated in foreign
                            currencies or foreign currency units and any selling
                            agency or distribution agreement with any agent will be
                            filed as an exhibit to a Current Report on Form 8-K and
                            incorporated herein by reference.
            **4.1        -- Associates Corporation of North America Standard
                            Multiple-Series Indenture Provisions dated October 15,
                            1992.
           ***4.2        -- Form of Indenture for senior debt securities dated as of
                            November 1, 1995 between Associates and The Chase
                            Manhattan Bank (National Association) (now known as The
                            Chase Manhattan Bank), as Trustee. The form or forms of
                            senior debt securities with respect to each particular
                            offering will be filed as an exhibit to a Current Report
                            on Form 8-K and incorporated herein by reference.
           ***4.3        -- Form of Indenture for subordinated debt securities dated as of November 1, 1995 between Associates and The Chase
                            Manhattan Bank (National Association) (now known as The
                            Chase Manhattan Bank), as Trustee. The form or forms of
                            subordinated debt securities with respect to each
                            particular offering will be filed as an exhibit to a
                            Current Report on Form 8-K and incorporated herein by
                            reference.
          ****4.4        -- Form of Indenture for senior debt securities between
                            Associates and one or more banking institutions to be
                            qualified as Trustee pursuant to Section 305(b)(2) of the
                            Trust Indenture Act of 1939. The form or forms of senior
                            debt securities with respect to each particular offering
                            will be filed as an exhibit to a Current Report on Form
                            8-K and incorporated herein by reference.
         *****4.5        -- Form of Indenture for subordinated debt securities
                            between Associates and one or more banking institutions
                            to be qualified as Trustee pursuant to Section 305(b)(2)
                            of the Trust Indenture Act of 1939. The form or forms of
                            such subordinated debt securities with respect to each
                            particular offering will be filed as an exhibit to a
                            Current Report on Form 8-K and incorporated herein by
                            reference.
        ******4.6        -- Form of Warrant Agreement to be entered into between
                            Associates and the Warrant Agent (including form of
                            Warrant Certificate).
       *******5          -- Opinion and consent of Frederic C. Liskow.
             12          -- The computation of ratio of earnings to fixed charges for the five fiscal years ended December 31, 1999 is
                            incorporated by reference to Exhibit 12 to Associates'
                            Annual Report on Form 10-K for the fiscal year ended
                            December 31, 1999. The computation of ratio of earnings
                            to fixed charges for the three-month period ended March
                            31, 2000 is incorporated by reference to Exhibit 12 to
                            Associates' Quarterly Report on Form 10-Q for the quarter
                            ended March 31, 2000.
      *******23          -- Consent of Ernst & Young LLP. The consents of Frederic C.
                            Liskow and Michael J. Forde are included in the opinion
                            referred to in Exhibit 5 above.
      *******24          -- Powers of Attorney.

      EXHIBIT NO.                         DESCRIPTION OF INSTRUMENT
      -----------                         -------------------------
      *******25.1        -- Form T-1, Statement of Eligibility under the Trust
                            Indenture Act of 1939 of The Chase Manhattan Bank,
                            Trustee, under the Indenture dated as of November 1,
                            1995, pursuant to which senior debt securities may be
                            issued.
      *******25.2        -- Form T-1, Statement of Eligibility under the Trust
                            Indenture Act of 1939 of The Chase Manhattan Bank,
                            Trustee, under the Indenture dated as of November 1,
                            1995, pursuant to which subordinated debt securities may
                            be issued.

---------------

      * Incorporated by reference to Associates' Registration Statement No. 333-81579.

     ** Incorporated by reference to Associates' Registration Statement No.
        33-53814.

    *** Incorporated by reference to Associates' Registration Statement No.
        33-63577.

   **** Incorporated by reference to Exhibit 4.2, except for name of Trustee.

  ***** Incorporated by reference to Exhibit 4.3, except for name of Trustee.

 ****** Incorporated by reference to Associates' Registration Statement No.
        33-1941.


******* Filed previously as part of this Registration Statement.


ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to 424(b) of the Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
        Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for the purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, Texas, on the 25th day of July, 2000.


                                            ASSOCIATES CORPORATION OF NORTH
                                            AMERICA

                                            By     /s/ DAVID J. KELLER
                                             -----------------------------------
                                               Title: Executive Vice President


     Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to this registration statement has been signed below by the following persons in the capacities and on the date indicated.



                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----

                /s/ KEITH W. HUGHES*                   Chairman of the Board, Chief
-----------------------------------------------------    Executive Officer and Director
                  (Keith W. Hughes)

                 /s/ ROY A. GUTHRIE*                   Senior Executive Vice President,
-----------------------------------------------------    Chief Financial Officer and      July 25, 2000
                  (Roy A. Guthrie)                       Director

                 /s/ DAVID J. KELLER                   Executive Vice President,
-----------------------------------------------------    Comptroller and Chief
                  (David J. Keller)                      Accounting Officer


---------------

* By signing his name hereto, David J. Keller signs this document on behalf of each of the persons indicated above pursuant to powers of attorney duly executed by such persons.

                                            By     /s/ DAVID J. KELLER
                                             -----------------------------------
                                               Attorney-in-fact